Exhibit 10.4

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (this “Agreement”) made as of August 19, 2015, by and between Town Sports International Holdings, Inc. (the “Company”) and Gregory Bartoli (the “Holder”). Although this award is not made under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”), capitalized terms used herein without definition shall have the meanings specified in such Plan and are incorporated herein by reference.
W I T N E S S E T H:

WHEREAS, the Company and the Holder have entered into a letter agreement dated August 17, 2015 (the “Letter Agreement”), which contains the terms and conditions applicable to Holder’s employment with the Company. As an inducement for the Holder to become the Chief Operating Officer of the Company and commence employment with the Company and in consideration of services to be rendered and as an incentive for the Holder’s best performance of future services to Company and its Subsidiaries and in accordance with NASDAQ Rule 5635(c)(4), the Board of Directors (the “Board”) determined that it would be to the advantage and in the best interest of the Company and its stockholders (i) to assign certain shares of Common Stock of the Company subject to certain restrictions thereon to the Holder as contemplated by Section 6 of the Letter Agreement and (ii) for the Company to enter into this Restricted Stock Agreement (the “Agreement”) to evidence the Restricted Stock.
NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Grant of Shares. Subject to the restrictions, terms and conditions of this Agreement, the Company awarded the Holder 300,000 shares of validly issued Common Stock (the “Shares”) on August 19, 2015 (the “Grant Date”). Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as an employee of the Company or its Affiliates. While such restrictions are in effect (such period, being the “Restriction Period”), the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.
Restrictions on Transfer. The Holder shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3.	Restricted Stock.

(a)
Retention of Certificates. Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless, to the extent permitted under applicable law, it elects to issue the Shares in the form of uncertificated shares and recognize such ownership through an uncertificated book entry account maintained by the Company (or its designee) on behalf of the Holder or through another similar method. The stock certificates shall be registered in the Holder’s name and shall bear any legend required under Section 4(a) hereof Unless held in uncertificated book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed. Upon the Company’s request, the Holder shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. If the Holder receives a stock dividend on the Restricted Stock or the shares of Restricted Stock are split or the Holder receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than cash dividends on or after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, or any warrants, rights or options issued to the Holder in respect of the Restricted Stock (collectively “RS Property”), the Holder will also immediately deposit with and deliver to the Company any of such RS Property, including, without limitation, any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including, without limitation, the restrictions in Section 2 and this Section 3(a) hereof, as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”

(b)
Rights with Regard to Restricted Stock. Subject to Section 8, the Holder will have the right to vote the Restricted Stock, and to receive, subject to the Committee’s determination (in its sole discretion), any dividends payable to holders of record of Restricted Stock on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and stock dividends will be subject to the restrictions provided in Section 2 and Section 3(a)), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in herein, except that: (i) the Holder shall not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) shall retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Holder shall not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.

(c)
Vesting. The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to Section 5) pursuant to the following schedule; provided that, except to the extent provided in Sections 6(c) and 7 of the Letter Agreement in the event of a Termination of Employment without Cause by the Company or by the Holder for Good Reason (as defined in the Letter Agreement), the Holder has not had a Termination any time prior to the applicable vesting date:

Vesting Date	Number of Shares
First Anniversary of Grant Date	100,000
Second Anniversary of Grant Date	100,000
Third Anniversary of Grant Date	100,000

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date; provided, however, that no Termination has occurred prior to such date (except to the extent provided in Section 6(c) and 7(c) of the Letter Agreement in the event of a Termination without Cause by the Company or by the Holder for Good Reason).
The Restricted Stock will become fully vested on a Change in Control.

The provisions of the second paragraph of Section 8.1 of the Plan regarding Detrimental Activity are incorporated herein by reference and shall apply to the Restricted Stock and shall be in addition to any other remedy available to the Company.

When any shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Holder a new stock certificate registered in the name of the Holder for such shares of Restricted Stock without the first paragraph of the legend set forth in Section 4(a)(i) and deliver to the Holder any related other RS Property, subject to applicable withholding.

(d)
Forfeiture. The Holder shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Holder for the Shares (if any), any and all Restricted Stock (but no vested Shares) and RS Property upon the Holder’s Termination of Employment for any reason, provided that such forfeiture shall not apply to that portion of the Shares that vest in accordance with Section 7(c) of the Letter Agreement in the event of a Termination of Employment by the Company without Cause or by the Holder for Good Reason.

(e)
Withholding. Holder shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Holder’s normal pay or other amounts payable to the Holder, including, but not limited to, the right to withhold any of the Shares otherwise deliverable to the Holder hereunder. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Holder’s election, in the form and manner prescribed by the Committee, by delivery of shares of Common Stock (including, without limitation, the Shares issued under this Agreement).

(f)
Section 83(b). If the Holder properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such shares of Restricted Stock, the Holder shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Holder shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Holder any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 3(e). The Holder acknowledges that it is the Holder’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Holder elects to utilize such election.

(g)
Delivery Delay. The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of the Shares shall constitute a violation by the Holder or the Company of any provisions of any applicable federal or state law or of any regulations of any governmental authority or any national securities exchange.

4.	Legend.
(a) (i) All certificates representing the Restricted Stock shall have endorsed thereon the following legends:
“THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS UNDER APPLICABLE LAW AND THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT DATED AUGUST 19, 2015 BETWEEN THE REGISTERED OWNER AND TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (THE “COMPANY”). A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”
(ii) Any legend required to be placed thereon by applicable blue sky laws of any state.

(b)	Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Holder a certificate representing the Restricted Stock prior to the vesting dates set forth above.

5.
Securities Representations. The Holder acknowledges that the Shares are not being registered under the Securities Act, based, in part in reliance upon an exemption from registration under the Securities Act, and a comparable exemption from qualification or registration under applicable state securities laws, as each may be amended from time to time. Holder, and by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part upon the accuracy of these representations:

(a)
The Holder is acquiring the Shares solely for Holder’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the units within the meaning of the Securities Act and/or any applicable state securities laws.

(b)	In evaluating the merits and risks of an investment in the Shares, the Holder has and will rely upon the advice of the Holder’s own legal counsel, tax advisors, and/or investment advisors.

(c)
The Holder understands that the Shares will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Holder is familiar. The Company will use commercially reasonable efforts to file are-offer prospectus.

(d)	The Holder has read and understands the restrictions and limitations set forth in this Agreement.

(e)	The Holder is an “accredited investor” as defined in the Securities Act.

(f)	The Holder acknowledges that he will be subject to the Company’s employee trading policy.

6.
No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or continue to employ or retain, the Holder during the entire, or any portion of the, term of this Agreement, including, but not limited to, any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company’s or its Affiliate’s right to terminate or modify the Holder’s employment or compensation.

7.
Power of Attorney. The Company, its successors and assigns are hereby appointed the attorneys-in-fact, with full power of substitution, of the Holder for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorneys-in-fact may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorneys-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Holder, may in the name and stead of the Holder, make and execute all conveyances, assignments and transfers of the Shares and property provided for in this Agreement, and the Holder hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Holder shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for such purpose.

8.
Rights as a Stockholder. The Holder shall have no rights as a stockholder with respect to any Restricted Stock unless and until the Holder has become the holder of record of the Shares, whether the Shares are represented by a certificate or through book entry or another similar method, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any Shares, except as otherwise specifically provided for in Section 8.3(b) of the Plan (which is incorporated herein by reference) or this Agreement.

9.
Entire Agreement. This Agreement (together with the provisions of the Letter Agreement and the Plan incorporated herein by reference) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Holder with respect to the subject matter hereof. Notwithstanding the foregoing, to the extent the Plan is not inconsistent with the terms of this Agreement, the terms of the Plan shall equally apply to the Restricted Stock and are incorporated herein.

10.
Section 409A. To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. The award of Restricted Stock pursuant to this Agreement is not intended to be considered “deferred compensation” for the purposes of Section 409A of the Code.

11.
Changes in Capital Structure; Restrictions On New Shares. In the event of the occurrence of any transaction or event described in Section 4 of the Plan, this award of Restricted Stock shall be treated in the same manner as the outstanding awards made under the Plan. For the avoidance of doubt, in the event that the Holder receives any new or additional or different shares or securities by reason of any transaction or event described in Section 4.2 of the Plan, such new or additional or different shares or securities which are attributable to the Holder in his capacity as the registered owner of the Restricted Stock then subject to restrictions, shall be considered to be Restricted Stock and shall be subject to all of the restrictions, unless the Committee provides for the removal or lapse of the restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities. In addition, the Committee may, in its discretion, take the actions that are described in Section 12.1 of the Plan (which is incorporated by reference herein).

12.
No Restriction on Right of Company to Effect Corporate Changes. This Agreement shall not affect in any way the right or power of the Company, the Board or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, any merger or consolidation of the Company or any Affiliate, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise as provided in Section 4.2(a) of the Plan.

13.
Restricted Stock Not Transferable. No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

14.
Notices. Any notice or communication given hereunder (each, a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below:

If to the Company, to:
Town Sports International Holdings, Inc.
5 Penn Plaza - 4th Floor
New York, NY 10001
Attention.: Chief Financial Officer
If to the Holder, to the address of the Holder on file with the Company;
or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice shall only be given and effective upon actual receipt (or refusal of receipt).

15.
Acceptance. The Holder shall forfeit the Restricted Stock if the Holder does not execute this Agreement within a period of 60 days from the date the Holder receives this Agreement (or such other period as the Committee shall provide).

16.
Restrictive Covenants. The Company’s grant of the Restricted Stock is additional consideration for the restrictive covenants that the Holder has agreed to in the Letter Agreement and the Confidentiality and Non-Solicitation Agreement referred to therein.

17.
Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

18.
Amendment. This Agreement may be amended without Holder’s consent provided that such amendment would not impair any of his rights under this Agreement. No amendment of this Agreement shall, without Holder’s consent, impair any of his rights under this Agreement. The Committee’s interpretation of this Agreement and all decisions and determinations by the Committee with respect to this Agreement are final, binding and conclusive on all parties, provided, that, to the extent that any such interpretation, decision or determination applies equally to the participants in the Plan, the interpretation, decision or determination with respect to this grant of Restricted Stock will be consistent with that made for the Plan participants.

19.	Miscellaneous.

(a)	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)
All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c)
In the event of any dispute, controversy or claim between the Company or any Affiliate and the Holder in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (i) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (ii) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including, without limitation, any appeal, and (iii) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York. The parties also hereby irrevocably (A) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (B) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (C) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law. Without limiting the foregoing, each party agrees that service of process on such party pursuant to a notice as provided in Section 14 shall be deemed effective service of process on such party. Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may be enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

(d)	This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(e)
The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By: /s/ Scott Milford
Name: Scott Milford
Title: Senior Vice President, Human Resources

HOLDER
/s/ Gregory Bartoli
Gregory Bartoli